UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2020

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

420 Royal Palm Way, #100, Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(561) 693-1423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Agreements

QSAM Biosciences Inc. (f/k/a Q2Earth, Inc.) (“QSAM” or the “Company”) entered into an Omnibus Separation Agreement (the “Separation Agreement”) with its unconsolidated investee entity, Earth Property Holdings LLC (“EPH”), dated November 6, 2020 (the “Effective Date”). The Board of Directors (the “Board”) approved the Separation Agreement in furtherance of its previously disclosed plan to secure new technologies and business opportunities in the broader biosciences sector, and to significantly reduce debt and liabilities of the Company and eliminate under-performing assets and agreements.

The Company holds approximately an 18.5% subordinated equity interest in EPH, and accounts for EPH as an unconsolidated investee entity. It is the intention of the Company that it will sell back to EPH its equity interests prior to the end of 2020; however, terms have not yet been finalized and proceeds to the Company are not expected to be material. Kevin Bolin, the prior Chairman and CEO of the Company, also serves as President of EPH; and Christopher Nelson, President, General Counsel and Director of the Company, also serves as General Counsel and Secretary of EPH. Both Messrs. Bolin and Nelson abstained from voting on matters pertaining to the Separation Agreement as presented to the Board of Directors.

Under the terms of the Separation Agreement, the parties have agreed that the Company will continue to operate and pursue opportunities in the biosciences and pharmaceutical fields while EPH will continue to operate in the compost and soil manufacturing fields. More specifically:

1.	On the Effective Date, the Management Agreement, dated January 18, 2019, as amended, between EPH and QSAM (then Q2Earth) is terminated by mutual agreement of the parties.

	a.	In lieu of any severance or other termination payments due thereunder, EPH has released QSAM from a total of $993,984.71 in liabilities, inclusive of advanced management fees and multiple promissory notes, including accrued and unpaid interest. Such intercompany promissory notes have been retired and are no longer enforceable. An additional $114,700 in promissory notes owed to an affiliate of EPH are being converted into Company common stock at a price of $0.22 per share, and consequently, will be retired and no longer enforceable.

	b.	The prior officers and employees of QSAM engaged in the compost and soil manufacturing business have been released from any non-competition, non-solicitation or other restricted covenant pursuant to their respective employment agreements (as agreed in the Separation Agreement and further defined in individual release agreements with each such employee).

2.	As of the Effective Date, EPH shall have the right in its sole discretion to use the name “Q2Earth” in all jurisdictions of the United States and worldwide.

3.	QSAM has agreed to transfer to EPH the License Agreement with Agrarian Technologies LLC and Mulch Masters Inc. for the ABS product and all associated knowhow, trade secrets and trademark/service marks (the “ABS License”). Additionally, QSAM has agreed to transfer to EPH the Distributorship Agreement, dated June 1, 2019, with Senn, Senn & Senn LLC (the “Senn Agreement”). Both these transfers are subject to consent by the granting parties, which has not been received as of the current date.

4.	QSAM has agreed that up to $175,000 in funds raised in a next financing will be used to pay any remaining legacy debt and liability payments anytime after the Effective Date.

On November 10, 2020, we issued a press release announcing the foregoing corporate actions. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 6, 2020, the Management Agreement between QSAM and its unconsolidated investee entity, Earth Property Holdings LLC, was terminated by mutual agreement. The terms and conditions of such termination were provided in the Separation Agreement, as described in Item 1.01 above, and incorporated herein by reference to Exhibit 10.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

The information contained in Item 1.01 above is incorporated herein by reference. The Company’s refocus and realignment undertaken in connection with the Separation Agreement is expected to have the following effect on the Company:

1)	An annualized fee of $700,000 payable to the Company under the Management Agreement has been terminated as of the Effective Date.
2)	Approximately $1 million in annualized payroll expenses have been eliminated in connection with the termination and release of five employees of the Company retained in connection with the Management Agreement; and an additional amount of between $160,000 and $200,000 in annualized general administrative expenses in connection with the soil operations will also be eliminated.
3)	$993,984.71 in liabilities, inclusive of advanced management fees and multiple promissory notes, including accrued and unpaid interest, have been forgiven by EPH, and an additional $114,700 in promissory notes owed to an affiliate of EPH will be converted into 521,264 shares of Company common stock.

The Company has provided pro-forma financial statements as Exhibit 99.2 hereto, for the periods ended December 31, 2019 and June 30, 2020, that demonstrates the effect of the termination of the Management Agreement as a discontinued operation, as if such termination took effect as of those historical dates.

Item 3.02 Unregistered Sales of Equity Securities

Between September 15, 2020 and October 31, 2020, the Company settled approximately $2.8 million in defaulted promissory notes issued in 2017 and 2018 with 17 total note holders. Under the terms of such settlements, each such note holder agreed to convert all principal and interest under their respective debt obligations into shares of the Company’s common stock at a price equal to $0.22 per shares (“New Common Stock”). In total, 5,047,095 shares of New Common Stock were issued to the note holders, and an additional 6,356,385 shares are due to be issued to one noteholder but has not yet been issued as of the date of this Current Report.

As of November 6, 2020, an additional $150,000 in deferred employee compensation was converted to 681,818 shares of New Common Stock.

As of November 6, 2020, 521,364 shares of New Common Stock were due to be issued to an affiliate of EPH in connection with the conversion of $114,700 in promissory notes owed to that party.

As of November 1, 2020, the Company issued 800,000 shares of common stock to a service provider under a 12 month consulting agreement in connection with corporate communications and investor relations activities.

In October 2020, the Company issued 600,000 shares of common stock to three consultants in connection with services provided in the transaction and separation of the Company from EPH.

The issuance of the shares of the Company’s New Common Stock described above was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2020, Kevin Bolin resigned as Chairman and Chief Executive Officer of the Company. The resignation was by mutual agreement, which agreement included general releases of both parties, a release of Mr. Bolin from any non-compete covenants for working in the compost space, a conversion of deferred salary and bonus payments to common stock of the Company at $0.22 per share, and a release of any further forfeiture requirements of Mr. Bolin’s 2018 common stock share issuance.

On November 6, 2020, Douglas Baum, age 53, was appointed as Chief Executive Officer of the Company. Mr. Baum has been a director of the Company since January 2020. Mr. Baum brings to the Company over 28 years of experience in the bioscience and biotech industries, including development, commercialization and marketing of multiple drugs and medical devices. Over his long senior executive tenure, including as CEO of Xeris Pharmaceuticals, he has overseen 15 product approvals through the FDA and raised over $80 million in capital to fund breakthrough technologies. Mr. Baum does not have any family relationship with other directors or officers of the Company.

On November 6, 2020, C. Richard Piazza, age 73, was appointed as a Member of and the Executive Chairman of the Board of the Company. Mr. Piazza has more than 45 years of healthcare experience in both medical devices and pharmaceutical/biotech, and has led several technology companies to market success including numerous FDA approvals in both sectors. During his career running both public and private companies he has raised more than a $120 million in capital. Mr. Piazza also serves as President, and is a minority shareholder, of IGL Pharma Inc., the licensor of the Company’s drug technology, and a consultant to IsoTherapeutics Group, LLC, the inventors of the technology. Mr. Piazza does not have any family relationship with other directors or officers of the Company.

The employment agreements between Mr. Baum, Mr. Piazza and the Company provide for base salary and bonuses generally in line with market rates for biotechnology companies at the same level of development as the Company, three-year terms with renewal and severance provisions, and other standard terms for agreements of this type. Messrs. Baum and Piazza will also receive shares of the Company’s Series E-1 Incentive Preferred Stock, a certificate of designation for which is expected to be filed with the Secretary of State of the Delaware this month. Furthermore, Mr. Piazza will participate in the Company’s standard director compensation program. The employment agreements for Messrs. Baum and Piazza are filed herewith as Exhibits 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Omnibus Separation Agreement, dated November 6, 2020, between the Company and Earth Property Holdings, LLC
10.2	Employment Agreement dated November 6, 2020, between the Company and Douglas Baum
10.3	Employment Agreement dated November 6, 2020, between the Company and C. Richard Piazza
99.1	Press release dated November 10, 2020
99.2	Pro-forma financial statements for the periods ended December 31, 2019 and June 30, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSAM Biosciences, Inc.

By:	/s/ Christopher Nelson
Christopher Nelson
President and General Counsel

Date: November 10, 2020

Exhibit Index

Exhibit Number	Description
10.1	Omnibus Separation Agreement, dated November 6, 2020, between the Company and Earth Property Holdings, LLC
10.2	Employment Agreement dated November 6, 2020, between the Company and Douglas Baum
10.3	Employment Agreement dated November 6, 2020, between the Company and C. Richard Piazza
99.1	Press release dated November 10, 2020
99.2	Pro-forma financial statements for the periods ended December 31, 2019 and June 30, 2020